Exhibit 99.1

Popular Appoints Javier D. Ferrer as Chief Operating Officer and Head of Business Strategy;

José R. Coleman Tió Named Executive Vice President and Chief Legal Officer

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – October 27, 2021 – Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) today announced the appointment of Javier D. Ferrer as the Corporation’s Chief Operating Officer (“COO”) and Head of Business Strategy. In this capacity, he will have overarching responsibility for all of Popular’s business units, including its Puerto Rico and U.S.-based Retail Banking, Individual Credit, Commercial Credit, Financial and Insurance Service units, overseeing their day-to-day operations and long-term strategy. Ferrer will report to President and Chief Executive Officer Ignacio Alvarez.

Ferrer’s appointment, which takes effect on January 1, 2022, aims to facilitate Popular’s business transformation to meet customers’ evolving needs and allow the company to compete more effectively.

“Popular is at an exciting inflection point. Leveraging our strong financial position, our dedicated colleagues and our commitment to our customers, we believe that Javier’s appointment as COO creates the structure necessary to deepen the transformation of our business to take advantage of future opportunities,” said Alvarez.

Ferrer has served as Popular’s Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary since 2014 and as a director of Banco Popular de Puerto Rico since 2015. He has also overseen the company’s strategic planning function since 2019.

In addition, José R. Coleman Tió was appointed Executive Vice President, Chief Legal Officer and General Counsel of Popular, succeeding Ferrer, effective January 1, 2022. Coleman Tió has served as Popular’s Senior Vice President, Deputy General Counsel and Assistant Secretary since 2017.

“Javier and José will be crucial partners to me and the rest of Popular’s leadership team as we chart this journey under a new leadership structure that we believe positions us to be more responsive to the evolving needs of our customers,” said Alvarez.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in our Form 10-Q for the quarter ended September 30, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Financial (English): P-EN-FIN